EXHIBIT 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the securities of CareDx, Inc., and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filings.

The undersigned further agree that each party hereto is responsible for the timely filing of such Statement on Schedule 13D and any amendments thereto, and for the accuracy and completeness of the information concerning such party contained therein; provided, however, that no party is responsible for the accuracy or completeness of the information concerning any other party, unless such party knows or has reason to believe that such information is inaccurate.

This Joint Filing Agreement may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of November 25, 2015.

PARAGON ASSOCIATES AND PARAGON ASSOCIATES II JOINT VENTURE

By:	/s/ Bradbury Dyer III
Name:	Bradbury Dyer III
Title:	Authorized Agent

PARAGON JV PARTNERS, LLC

By:	/s/ Bradbury Dyer III
Name:	Bradbury Dyer III
Title:	Sole and Managing Member

BRADBURY DYER III

By:	/s/ Bradbury Dyer III

Annex A

Transaction Date	Security	Buy / (Sell)	Quantity	Price per Share (US$)	Trade Amount
9/28/2015	CareDX Inc CDNA	buy	50,000	$4.04	201,880.00
9/29/2015	CareDX Inc CDNA	buy	51,000	$3.95	201,638.70
9/30/2015	CareDX Inc CDNA	buy	28,000	$4.18	116,944.80
10/1/2015	CareDX Inc CDNA	buy	21,500	$4.22	90,644.00
10/2/2015	CareDX Inc CDNA	buy	9,534	$4.26	40,646.30
10/5/2015	CareDX Inc CDNA	buy	1,400	$4.52	6,331.50
10/6/2015	CareDX Inc CDNA	buy	800	$4.51	3,604.48
10/7/2015	CareDX Inc CDNA	buy	1,000	$4.49	4,490.00
10/8/2015	CareDX Inc CDNA	buy	22,504	$4.51	101,380.52
10/9/2015	CareDX Inc CDNA	buy	2,000	$4.47	8,947.20
10/12/2015	CareDX Inc CDNA	buy	1,336	$4.53	6,054.48
10/13/2015	CareDX Inc CDNA	buy	1,250	$4.54	5,669.37
10/14/2015	CareDX Inc CDNA	buy	3,750	$4.53	17,000.25
10/15/2015	CareDX Inc CDNA	buy	4,000	$4.53	18,132.80
10/16/2015	CareDX Inc CDNA	buy	7,510	$4.60	34,536.24
10/19/2015	CareDX Inc CDNA	buy	4,422	$4.75	21,016.44
10/20/2015	CareDX Inc CDNA	buy	17,800	$4.98	88,686.72
10/21/2015	CareDX Inc CDNA	buy	5,878	$4.98	29,267.15
10/23/2015	CareDX Inc CDNA	buy	935	$4.53	4,233.03
10/26/2015	CareDX Inc CDNA	buy	6,662	$4.53	30,196.85

10/27/2015	CareDX Inc CDNA	buy	14,000	$4.56	63,806.40
10/28/2015	CareDX Inc CDNA	buy	14,238	$4.53	64,493.87
10/29/2015	CareDX Inc CDNA	buy	3,000	$4.42	13,265.10
10/30/2015	CareDX Inc CDNA	buy	3,402	$4.47	15,206.94
11/4/2015	CareDX Inc CDNA	buy	17,300	$4.47	77,247.96
11/6/2015	CareDX Inc CDNA	buy	4,000	$4.48	17,910.80
11/9/2015	CareDX Inc CDNA	buy	400	$4.34	1,736.00
11/10/2015	CareDX Inc CDNA	buy	10,163	$4.33	44,009.86
11/12/2015	CareDX Inc CDNA	buy	6,100	$4.39	26,768.63
11/13/2015	CareDX Inc CDNA	buy	1,954	$4.53	8,842.44
11/18/2015	CareDX Inc CDNA	buy	41,600	$6.22	258,631.36
11/19/2015	CareDX Inc CDNA	buy	450	$6.19	2,785.99
11/19/2015	CareDX Inc CDNA	buy	1,265	$6.42	8,121.30
11/20/2015	CareDX Inc CDNA	buy	900	$6.43	5,784.03
11/23/2015	CareDX Inc CDNA	buy	2,200	$6.53	14,360.50
11/24/2015	CareDX Inc CDNA	buy	24,400	$6.53	159,249.04